EXHIBIT 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of  August 13, 2018, by and among UHS Holdco, Inc., a Delaware corporation (“UHS HoldCo”), and FS Sponsor LLC, a Delaware limited liability company (the “Stockholder”).

RECITALS

A.                                    Concurrently with the execution and delivery of this Agreement, Federal Street Acquisition Corp., a Delaware corporation (“Parent”), Agiliti, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“PubCo”), Umpire SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Parent Merger Sub”), Umpire Equity Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of PubCo (“Company Equity Merger Sub”), Umpire Cash Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent Merger Sub (“Company Cash Merger Sub”), UHS HoldCo, IPC/UHS Co-Investment Partners, L.P., a Delaware limited partnership, solely in its capacity as a Majority Stockholder, and IPC/UHS, L.P., a Delaware limited partnership, solely in its capacity as a Majority Stockholder and the Stockholders’ Representative, are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) pursuant to which, among other things, the parties to the Merger Agreement will enter into a business combination transaction pursuant to which Parent Merger Sub shall merge with and into Parent, with Parent surviving such merger (the “Parent Merger”), and immediately after the Parent Merger, Company Equity Merger Sub shall merge with and into UHS HoldCo, with UHS HoldCo surviving such merger (“Company Merger 1”), and immediately after Company Merger 1, Company Cash Merger Sub shall merge with and into UHS HoldCo, with UHS HoldCo surviving such merger (“Company Merger 2”, and together with Company Merger 1, the “Company Mergers”, and the Company Mergers collectively with the Parent Merger, the “Mergers”), as a result of which, and following certain internal contributions, Parent and UHS HoldCo will become direct or indirect wholly-owned Subsidiaries of PubCo and PubCo will become a publicly traded company, the equity holders of Parent will receive equity of PubCo, and the equity holders of UHS HoldCo will receive cash and certain equity interests in PubCo, as applicable, in exchange for their capital stock and other equity interests in UHS HoldCo.

B.                                    The Stockholder agrees to enter into this Agreement with respect to (a) all common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) that the Stockholder owns, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, (b) any security convertible or exchangeable into Parent Common Stock (together with Parent Common Stock, the “Subject Securities”), and (c) any additional shares of Subject Securities that the Stockholder may hereinafter acquire.

C.                                    The Stockholder is the beneficial or record owner, and has either sole or shared voting power over such number of shares of Subject Securities as are indicated on Schedule A attached hereto.

D.                                    As a condition and inducement to UHS HoldCo’s willingness to enter into the Merger Agreement, UHS HoldCo desires that the Stockholder agree, and the Stockholder is willing to agree, on terms and conditions set forth herein, not to Transfer (as defined below) any of its Subject Securities, and to vote all of its shares of Subject Securities in a manner so as to facilitate consummation of the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                      Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.  When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms.

“Transfer” shall mean any direct or indirect offer, sale, assignment, encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), of any Subject Securities or interest in any Subject Securities, excluding, for the avoidance of doubt, entry into this Agreement and the Merger Agreement.

2.                                      Agreement to Retain the Subject Securities.

2.1                               No Transfer of Subject Securities.  From the date hereof until the Expiration Time, the Stockholder agrees, with respect to any Subject Securities currently or hereinafter beneficially owned or owned of record by it, not to (a) Transfer any such Subject Securities or (b) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy or power of attorney with respect thereto; provided that the Stockholder may Transfer any such Subject Securities to any of its Affiliates if the transferee of such Subject Securities evidences in a writing reasonably satisfactory to UHS HoldCo such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Stockholder.

2.2                               Additional Purchases.  The Stockholder agrees that any Subject Securities that it purchases or otherwise hereinafter acquires or with respect to which it otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time (the “New Subject Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Securities set forth on Schedule A attached hereto.

2.3                               Unpermitted Transfers.  Any Transfer or attempted Transfer of any Subject Securities, including New Subject Securities, in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio.

3.                                      Agreement to Vote and Approve; No Redemption.

3.1                               The Stockholder irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time (the “Voting Period”), at any meeting of the shareholders of the Parent or any adjournment or postponement thereof, or in connection with any action by written consent of the shareholders of the Parent, it shall: (a) appear at each such meeting or otherwise cause all Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Stockholder to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, the Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Stockholder, (i) in favor of the approval of (A) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated thereby, (B) any proposal to adjourn a meeting to solicit additional votes in favor of the foregoing, and (C) any other proposals necessary or desirable to consummate the Mergers and the other transactions contemplated by the Merger Agreement or the Ancillary Agreements including the proposals to be noticed in the proxy statement ((A) to (C) collectively, the “Transaction Proposals”), (ii) against any Business Combination with any Person other than with UHS HoldCo or its Subsidiaries, and (iii) against any action that would be a breach of Parent’s representations, warranties, covenants or agreements in the Merger Agreement.  For the avoidance of doubt, the Stockholder shall retain at all times the right to vote any Subject Securities, including New Subject Securities, beneficially owned or owned of record by it in its sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 3 that are at any time or from time to time presented for consideration to Parent’s shareholders.

3.2                               The obligations of the Stockholder specified in this Section 3 shall apply whether or not the board of directors of Parent shall have effected a Change in Recommendation.

3.3                               The Stockholder irrevocably and unconditionally agrees that, during the Voting Period, it shall not elect to cause the Parent to redeem any Subject Securities beneficially owned or owned of record by the Stockholder in connection with the Transaction Proposals.

4.                                      Representations and Warranties of the Stockholders.  The Stockholder hereby represents and warrants to UHS HoldCo as follows:

4.1                               Authority; Binding Obligation.  The Stockholder has all requisite organizational power and authority to execute, deliver and perform this Agreement.  The execution by the Stockholder of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all required limited liability company, action on the part of the Stockholder, and no other proceedings on the part of the Stockholder are required to authorize this Agreement or to perform such Stockholder’s obligations hereunder.  This Agreement has been duly executed and delivered by the Stockholder and assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by the bankruptcy, reorganization, insolvency, moratorium and similar Laws of general application relating to or affecting the enforcement of rights of creditors and general principles of equity.

4.2                               Ownership of the Subject Securities.  As of the date hereof, the Stockholder (a) is the beneficial or record owner of the shares of Subject Securities indicated on Schedule A hereto, free and clear of any and all mortgages, pledges, security interests, charges, claims or restrictions, other than those created by this Agreement, and (b) has sole voting power over all of the shares of Subject Securities beneficially owned or owned of record by it.  As of the date hereof, the Stockholder does not own, beneficially or of record, any capital stock or other securities of the Parent other than the shares of Subject Securities set forth on Schedule A.  As of the date hereof, the Stockholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other securities of the Parent, except in connection with the THL Subscription Agreement.

4.3                               No Inconsistent Agreement.  As of the date hereof, the Stockholder (a) has not entered into any voting agreement, voting trust or similar agreement (other than this Agreement) with respect to any of the Subject Securities indicated on Schedule A hereto, (b) has not granted a proxy, consent or power of attorney with respect to any such Subject Securities, and (c) has not taken any action that would reasonably be expected to constitute a breach hereof, make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling it from performing any of its obligations under this Agreement.

4.4                               No Defaults or Conflicts.  Neither the execution and delivery of this Agreement, or the performance by the Stockholder of its obligations hereunder (a) results in any violation of the applicable organizational documents of the Stockholder, (b) conflicts with, or results in a breach of any of the terms or provisions of, or constitutes a default under any material agreement or instrument to which the Stockholder is a party or by which it is bound or to which the Subject Securities owned of record or beneficially by the Stockholder is subject; or (c) violates any existing applicable Law, judgment, order or decree of any Governmental Entity having jurisdiction over the Stockholder or the Subject Securities owned of record or beneficially by the Stockholder.

4.5                               No Governmental or other Authorization Required; Consents.  Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or any other person will be required to be obtained or made by the Stockholder in connection with the due execution, delivery and performance by the Stockholder of this Agreement.

4.6                               Litigation.  As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Stockholder, threatened against the Stockholder, before any Governmental Entity that would prevent, impair or delay the Stockholder from performing its obligations hereunder.

5.                                      Representations and Warranties of UHS HoldCo.  UHS HoldCo hereby represents and warrants to the Stockholder as follows:

5.1                               Authority; Binding Obligation.  UHS HoldCo has all requisite organizational power and authority to execute, deliver and perform this Agreement.  The execution by UHS HoldCo of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all required limited liability company action on the part of UHS HoldCo, and no other proceedings on the part of UHS HoldCo are required to authorize this Agreement or to perform UHS HoldCo’s obligations hereunder.  This Agreement has been duly executed and delivered by UHS HoldCo and assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of UHS HoldCo enforceable against UHS HoldCo in accordance with its terms, except to the extent that the enforceability thereof may be limited by the bankruptcy, reorganization, insolvency, moratorium and similar Laws of general application relating to or affecting the enforcement of rights of creditors and general principles of equity.

5.2                               No Inconsistent Agreement.  As of the date hereof, UHS Holdco has not taken any action that would reasonably be expected to constitute a breach hereof or make any of its representations or warranties contained herein untrue or incorrect.

5.3                               No Defaults or Conflicts.  Neither the execution and delivery of this Agreement or the performance by UHS HoldCo of its obligations hereunder (a) results in any violation of the applicable organizational documents of UHS HoldCo, (b) conflicts with, or results in a breach of any of the terms or provisions of, or constitutes a default under any material agreement or instrument to which UHS HoldCo is a party, or (c) violates any existing applicable Law, judgment, order or decree of any Governmental Entity having jurisdiction over UHS HoldCo.

5.4                               No Governmental or other Authorization Required; Consents.  Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or any other person will be required to be obtained or made by UHS HoldCo in connection with the due execution and delivery by UHS HoldCo of this Agreement.

6.                                      Parent Equity Issuances. In connection with any Permitted Equity Financing, Stockholder hereby waives and agrees not to assert or perfect, any rights to adjustment with respect to the Parent Class F Stock pursuant to the Amended and Restated Certificate of Incorporation of Parent, including Section 4.3(b) thereof.  For the avoidance of doubt, in no event shall the foregoing require any waiver or reduction of the one-for-one conversion of Parent Class F Stock for PubCo Common Stock.

7.                                      Exclusivity.  During the period from the date of the Merger Agreement until the earlier of (x) the Effective Time or (y) the date on which the Merger Agreement is terminated, other than in connection with the consummation of the transactions contemplated thereby, the Stockholder agrees that it will not, and will not authorize or (to the extent within its control) permit any of its Subsidiaries or any of its or any of its Subsidiaries’ directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants) (collectively, “Representatives”), to (and shall use its commercially reasonable efforts to cause such

Stockholder’s and its affiliated investment funds, management companies and their respective controlled Affiliates’ and Subsidiaries’ respective Representatives not to), directly or indirectly, in each case in the foregoing Representatives’ capacity in such role with the applicable entity, (i) initiate, solicit, facilitate, encourage or make any offers or proposals related to, an initial Business Combination, (ii) enter into, engage in or continue any discussions or negotiations with respect to any initial Business Combination with, or provide any non-public information, data or access to employees to, any person that has made, or informs the Stockholder that it is considering making, a proposal with respect to an initial Business Combination, or (iii) enter into any agreement, memorandum of understanding, letter of intent or similar writing, whether binding or non-binding, relating to an initial Business Combination. The Stockholder shall promptly notify UHS HoldCo of any submissions, proposals or offers made with respect to an initial Business Combination as soon as practicable following the Stockholder’s awareness thereof.

8.                                      Termination.  This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect upon (i) the mutual agreement of the parties hereto or (ii) the Expiration Time.  No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any deliberate breach of this Agreement prior to its termination.

9.                                      Capacity; Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary, but without limitation of any obligations under the Merger Agreement, (a) the Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of shares of Subject Securities and not in its (or any Affiliate’s) capacity as an officer or director of the Parent, and (b) nothing herein will be construed to limit or affect any action or inaction by the Stockholder or any representative of the Stockholder, as applicable, serving on the board of directors of the Parent or any Subsidiary or as an officer or fiduciary of the Parent or any Subsidiary of the Parent acting in such Person’s capacity as a director, officer, employee or fiduciary of the Parent or any Subsidiary of the Parent.

10.                               No Partnership, Agency or Joint Venture.  This Agreement is intended to create a contractual relationship between the Stockholder and UHS HoldCo and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

11.                               No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in UHS HoldCo any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder’s shares of Subject Securities. All rights, ownership and economic benefits of and relating to any of the Stockholder’s shares of Subject Securities shall remain vested in and belong to the Stockholder.  Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including with UHS HoldCo or any of the Majority Stockholders or any other Person, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law.

12.                               Miscellaneous.

12.1                        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

12.2                        Binding Effect and Assignment.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

12.3                        Amendment; Modification.  This Agreement may be amended, modified or supplemented at any time only by written agreement of the parties.

12.4                        Specific Performance; Injunctive Relief.  The parties acknowledge that the rights of each party set forth herein are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law.  Accordingly, the parties agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement.  Each party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

12.5                        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or, by facsimile or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                 if to UHS HoldCo, to

6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439-2604

Attention:  Thomas J. Leonard, Chief Executive Officer

Email:  tomleonard@uhs.com

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-6064
Attention:            Harvey Eisenberg

Raymond Gietz

Facsimile: (210) 310-8007

Email: harvey.eisenberg@weil.com

raymond.gietz@weil.com

(b)                                 if to the Stockholder, to

100 Federal Street, 35th Floor,
Boston, Massachusetts 02110
Attention: Shari H. Wolkon

Email: SWolkon@THL.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention:            Richard J. Campbell, P.C.

Carol Anne Huff

Facsimile: (312) 862-2200

Email:       richard.campbell@kirkland.com

chuff@kirkland.com

12.6                        Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

12.7                        Consent to Jurisdiction and Service of Process.  Each party hereby and any person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.  During the period a Legal Dispute that is filed in accordance with this Section 12.7 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this Section 12.7 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.  EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

12.8                        No Third Party Beneficiaries.  Except as otherwise provided in this Agreement, this Agreement is exclusively for the benefit of the Stockholder and its respective successors and permitted assigns, with respect to the obligations of Parent and PubCo under this Agreement, and for the benefit of Parent and PubCo, and their respective successors and permitted assigns, with respect to the obligations of the Stockholder under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

12.9                        Entire Agreement.  This Agreement (including Schedule A attached hereto (which is deemed for all purposes to be part of this Agreement)) and the Merger Agreement and the other agreements contemplated thereby constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.  Each party acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement (including Schedule A attached hereto) or the Merger Agreement.

12.10                 Waiver.  Waiver of any term or condition of this Agreement by any party shall only be effective if in writing, and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

12.11                 Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

12.12                 Headings.  The Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

12.13                 Construction.

(a)                                 Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and (v)  the terms “year” and “years” mean and refer to calendar year(s).

(b)                                 Unless otherwise set forth in this Agreement, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof, and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time and in effect on the date hereof.  All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

12.14                 This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if all parties had prepared it.

12.15                 Further Assurances.  Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

12.16                 Expenses.  Except as set forth in the Merger Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

UHS HOLDCO, INC.

By:	/s/ Tom Leonard
	Name:	Tom Leonard
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

STOCKHOLDER:

FS SPONSOR LLC,

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

[Signature Page to Voting Agreement]

SCHEDULE A

Name	Common Stock	Warrants
FS Sponsor LLC	11,400,000	14,950,000

TOTAL	11,400,000	14,950,000